UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2024

Y-MABS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38650	47-4619612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Park Avenue

Suite 3350

New York, New York 10169

(Address of principal executive offices) (Zip Code)

(646) 885-8505

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	YMAB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, Y-mAbs Therapeutics, Inc. (the “Company”) and certain of the Company’s current and former officers have been named as defendants in a securities class action lawsuit pending in the United States District Court for the Southern District of New York (“SDNY”), captioned In re Y-mAbs Therapeutics, Inc. Securities Litigation, Case No. 1.23-cv-00431-AS (“Securities Class Action”). The lawsuit was initially filed on January 18, 2023, asserting claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, on behalf of a proposed class consisting of those who acquired the Company’s common stock between October 6, 2020 and October 28, 2022.

On June 26, 2024, the parties in the Securities Class Action, including lead plaintiff Omar Miramontes, individually and on behalf of all settlement class members, and the Company, Thomas Gad, Chief Business Officer of the Company and Vice Chair of the Company’s board of directors, and Claus Juan Møller San Pedro, former Chief Executive Officer of the Company, entered into a Stipulation and Agreement of Settlement (“Stipulation”) that, if approved as described below, is expected to resolve the Securities Class Action. Under the terms of the Stipulation, in exchange for the release and dismissal with prejudice of all claims against all defendants in the Securities Class Action, the Company has agreed to cause to be paid $19,650,000.00 (the “Settlement Amount”). Approximately 80% of the Settlement Amount is expected to be paid by the Company’s insurance carriers and, consequently, the Company does not expect that the portion of the Settlement Amount that it anticipates it will pay will meaningfully impact its cash runway. The proposed settlement under the Stipulation does not constitute an admission of fault or wrongdoing by the Company or any of the individual defendants.

On June 27, 2024, counsel for lead plaintiff in the Securities Class Action filed a motion seeking, among other things, preliminary approval of the settlement and the forms of notice that will be distributed to members of the class. The proposed settlement remains subject to preliminary and final approval by the SDNY and certain other conditions.

Use of Forward-Looking Statements

Except for the historical information contained herein, this Current Report on Form 8-K contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) the Stipulation expected to resolve the Securities Class Action; (ii) the portion of the Settlement Amount that is expected to be paid by the Company’s insurance carriers; (iii) the anticipated impact of the settlement agreement on the Company’s cash runway; (iv) the ability to secure approval of the proposed settlement from the SDNY and to satisfy all conditions of the proposed settlement; and (v) other statements that are not historical facts, and instead constitute forward-looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) the Stipulation not having the expected impact, including resolving the Securities Class Action; (b) the proposed settlement requiring more activity or expense than expected; (c) the Company’s ability to overcome any objections or appeals regarding the proposed settlement; (d) compliance by the Company’s insurance carriers with the terms of the proposed settlement and on a timely basis; (e) the sufficiency of the Company’s cash resources to enable it to satisfy its obligations under the proposed settlement; (f) the possibility that individual claimants may opt out of the class and pursue individual claims against the Company and certain of its officers; and (g) resolution of pending and any future litigation or other disagreements. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in the Company’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and future filings and reports by the Company. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, the Company disclaims any obligation to update these forward-looking statements to reflect future information, events, or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-MABS THERAPEUTICS, INC.

Date: June 28, 2024	By:	/s/ Michael Rossi
Michael Rossi
President and Chief Executive Officer